EXHIBIT 5

                                [CTB LETTERHEAD]



July 26, 2001


CTB International Corp.
State Road 15 North
P.O. Box 2000
Milford, Indiana  46542-2000

                  Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         I have acted as General Counsel to CTB International Corp., an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 1,205,731 shares of the Company's common stock, $0.01 par value (the "Shares"), pursuant to the following: 1999 CTB International Corp. Stock Incentive Plan (the "Plan"), Non-Qualified Stock Option Agreements, dated January 4, 1996, Non-Qualified Stock Option Agreements, dated May 13, 1997, Non-Qualified Stock Option Agreement, dated June 18, 1997, Non-Qualified Stock Option Agreements, dated January 1, 1998, and Non-Qualified Stock Option Agreement, dated October 28, 1998 (the "Agreements").

         In so acting, I have examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records, documents and other instruments as in my judgment are necessary or appropriate to enable me to render the opinion expressed below.

         Based on the foregoing, I am of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plan and the Agreements, the Shares will be validly issued, fully paid and non-assessable.

         My opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby concede that I am within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                               Very truly yours,

                               /s/ Michael J. Kissane
                               Michael J. Kissane

                               General Counsel to CTB International Corp.